Exhibit 99.1

Rosetta Stone Appoints eBay Executive Steve Yankovich to Board of Directors

Accomplished Entrepreneur and Innovator brings deep mobile expertise and innovative thinking to Rosetta Stone

ARLINGTON, Va.-October 7, 2014-Rosetta Stone Inc. (NYSE:RST), the world's leading provider of education technology and language-learning solutions, today announced the appointment of Steve Yankovich to its Board of Directors. It is the first of three additions to the board the company expects to make by the end of the year as it seeks to strengthen its oversight in the areas of product technology, digital marketing, and business model transformation.
Yankovich is Vice President of Innovation & New Ventures at eBay, the global commerce platform and payments leader, where he leads the company’s explorations into innovative approaches to connecting consumers with retailers, merchants and sellers around the world.
“Steve's extensive experience as a mobile innovator and technology entrepreneur will undoubtedly enhance the strength of the Board,” said Steve Swad, President and CEO of Rosetta Stone. “He has a long and impressive track record of delivering efficient solutions for companies that take an integrated approach to serving the Consumer and B2B markets. Steve has proven that he can bring an entrepreneurial spirit to problem-solving within a larger company structure to deliver impressive results. He has been a high-energy change-agent throughout his career and I’m looking forward to incorporating his perspective into the ongoing transformation and expansion of Rosetta Stone’s business.”
Yankovich joined eBay in 2009 as its head of the Mobile division, with responsibility for product and business development across the IOS and Android mobile ecosytems. While at eBay, Yankovich played an instrumental role in growing eBay’s annual mobile commerce volume to $13 billion in 2012, and spearheaded the company’s acquisitions of Red Laser and Critical Path Software. Prior to joining eBay, he was the ‘Entrepreneur in Residence’ at Adobe, and served as Chief Technology Officer at Movaris, a B2B mobile company he founded in 1998.
Yankovich is a board member of PayPal’s Giving Fund and serves as an advisor to Appcelerator and Relay Ventures.
“Rosetta Stone is in the midst of a fascinating transformation, and I’m excited to be joining the board of directors at this time,” said Yankovich. “The company’s migration to digital and mobile solutions is in full swing on the Consumer side, and its SaaS-based Enterprise & Education business vertical has become a real growth engine. I’m eager to provide input and oversight as a board member as the company continues its efforts to fulfill the promise of the Rosetta Stone brand.”
With Yankovich’s election, the Rosetta Stone board now consists of seven members, of whom six are independent directors.  With one of the next appointments, the company plans to place an even greater emphasis on bolstering the investor perspective of its board.

About Rosetta Stone
Rosetta Stone Inc. (NYSE: RST) is dedicated to changing the way the world learns. The company's innovative technology-driven language, reading and brain fitness solutions are used by thousands of

Exhibit 99.1

schools, businesses, government organizations and millions of individuals around the world. Founded in 1992, Rosetta Stone pioneered the use of interactive software to accelerate language learning. Today the company offers courses in 30 languages, from the most commonly spoken (such as English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). Since 2013, Rosetta Stone has expanded beyond language and deeper into education-technology with its acquisitions of Livemocha, Lexia Learning, Vivity Labs, and Tell Me More. Rosetta Stone is based in Arlington, VA, and has offices around the world.
For more information, visit www.rosettastone.com.
“Rosetta Stone” and related trademarks used herein are the property of Rosetta Stone and are used and/or registered in the United States and other countries.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Rosetta Stone's business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

Media Contact:
Jonathan Mudd, 571-357-7148
jmudd@rosettastone.com

Investor Contact:
Steve Somers, CFA, 703-387-5876
ir@rosettastone.com